Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

EXPANSION INTO HOUSTON, TEXAS
Q4 HOMEBUILDING GROSS MARGIN OF 31.4%, UP 520 BPS YOY
Q4 DILUTED EPS OF $1.58, UP 33.9% YOY
RECORD HIGH FULL YEAR DILUTED EPS OF $6.14
NET NEW HOME ORDERS UP 60.5% FOR THE QUARTER AND 70.1% YOY
DEBT TO TOTAL CAPITAL OF 21.1%; NET DEBT TO TOTAL CAPITAL OF 11.4%

PLANO, Texas, February 29, 2024 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”), today reported results for its fourth quarter ended December 31, 2023.

Green Brick finished 2023 with a record $6.14 diluted EPS and record total revenues of $1.8 billion.

“For the fourth quarter, we delivered a record 825 homes, an increase of 13.5% due to shorter construction cycle times and strong demand. Our industry leading homebuilding gross margin was 31.4% for the quarter and 30.9% for the year. As a result, diluted EPS for the fourth quarter increased 34% year-over-year to $1.58 per share” said Jim Brickman, CEO and Co-Founder.

“Dallas-Fort Worth and Atlanta, our two primary markets, continue to rank very high among in-migration destination cities and are among the largest housing markets in the nation. Demand in these markets remained healthy throughout 2023, benefiting from favorable demographic shifts and strong employment. We continue to experience limited competition in our infill and infill-adjacent locations from new home builders as well as existing homeowners due to the ‘golden handcuffs’ of low-rate mortgages. As a result, our net new orders for the full year grew 70.1% year-over-year to 3,356, a record number for the company.”

Mr. Brickman added, “During the fourth quarter, we started 948 homes, which tripled the pace of 4Q22. Our home starts for the last nine months have now averaged almost 900 homes per quarter. At the same time, our fourth quarter cycle times were 35% shorter year-over-year. Our backlog of $555 million at the end of 2023 increased 50.4% year-over-year, which we believe provides us a great platform to start 2024.

Our industry leading results would not have been possible without a fantastic team effort combined with our financial discipline and investment grade balance sheet. At the end of the year, our net debt to total capital ratio was 11.4% and our total debt to total capital ratio was only 21.1%, one of the lowest among our public homebuilder peers. Our low leverage and cost of debt have enabled us to retain more profits to fund our growth. Our return on equity was 24.9% for the full year, which we believe reflects the strategic advantages of our markets, our rigorous land underwriting and continued success of our management and land development teams. As we look ahead, we believe we are well positioned to continue delivering one of the best risk-adjusted returns on equity in the industry.”

Mr. Brickman concluded, “We are excited to announce that Green Brick recently closed its first land acquisition in Houston, which will be co-developed with one of the largest public homebuilders in the country. Trophy will have 460 home sites in the community, and we expect to start home construction in 2025. Houston, the fourth most populous city in the U.S, continues to be one of the most active homebuilding markets in the county. We believe Trophy is in an excellent position to capture the demand for entry-level and move-up homes with their value-rich products. As demonstrated with Trophy’s meteoric growth in the Dallas-Fort Worth area the last five years, we believe Trophy has scalability in the Houston market as well.”

Results for the Quarter Ended December 31, 2023:

(Dollars in thousands, except per share data)	Three Months Ended December 31,
	2023	2022	Change
New homes delivered	825	727	13.5%

Total revenues	$450,382	$431,089	4.5%

Total cost of revenues	308,754	318,635	(3.1)%
Total gross profit	$141,628	$112,454	25.9%
Income before income taxes	$101,843	$77,954	30.6%
Net income attributable to Green Brick Partners, Inc.	$73,020	$55,547	31.5%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.58	$1.18	33.9%

Residential units revenue	$448,525	$430,026	4.3%
Average sales price of homes delivered	$543.5	$589.5	(7.8)%
Homebuilding gross margin percentage	31.4%	26.2%	520 bps

Backlog	$555,200	$369,095	$186,105
Homes under construction	2,057	1,853	11.0%

Results for the Year Ended December 31, 2023:

(Dollars in thousands, except per share data)	Twelve Months Ended December 31,
	2023	2022	Change
New homes delivered	3,123	2,916	7.1%

Total revenues	$1,777,710	$1,757,793	1.1%
Total cost of revenues	1,229,528	1,234,768	(0.4)%
Total gross profit	$548,182	$523,025	4.8%
Income before income taxes	$391,313	$396,465	(1.3)%
Net income attributable to Green Brick Partners, Inc.	$284,626	$291,900	(2.5)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$6.14	$6.02	2.0%

Residential units revenue	$1,769,255	$1,703,951	3.8%
Average sales price of homes delivered	$566.1	$581.9	(2.7)%
Homebuilding gross margin percentage	30.9%	29.8%	110 bps
Selling, general and administrative expenses as a percentage of residential units revenue	10.9%	9.6%	130 bps

Earnings Conference Call:
We will host our earnings conference call to discuss our fourth quarter ended December 31, 2023 at 12:00 p.m. Eastern Time on Friday, March 1, 2024. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/984972633

A telephone replay of the call will be available through March 31, 2024. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-647-362-9199 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Residential units revenue	$448,525	$430,026	$1,769,255	$1,703,951
Land and lots revenue	1,857	1,063	8,455	53,842
Total revenues	450,382	431,089	1,777,710	1,757,793
Cost of residential units	307,479	317,806	1,223,079	1,196,914
Cost of land and lots	1,275	829	6,449	37,854
Total cost of revenues	308,754	318,635	1,229,528	1,234,768
Total gross profit	141,628	112,454	548,182	523,025
Selling, general and administrative expenses	(50,919)	(44,629)	(192,977)	(163,943)
Equity in income of unconsolidated entities	5,477	5,719	16,742	25,626
Other income, net	5,657	4,410	19,366	11,757
Income before income taxes	101,843	77,954	391,313	396,465
Income tax expense	21,484	16,790	84,638	82,468
Net income	80,359	61,164	306,675	313,997
Less: Net income attributable to noncontrolling interests	7,339	5,617	22,049	22,097
Net income attributable to Green Brick Partners, Inc.	$73,020	$55,547	$284,626	$291,900

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.60	$1.19	$6.20	$6.07
Diluted	$1.58	$1.18	$6.14	$6.02
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	45,160	45,994	45,446	47,648
Diluted	45,635	46,332	45,917	47,987

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$179,756	$76,588
Restricted cash	19,703	16,682
Receivables	10,632	5,288
Inventory	1,533,223	1,422,680
Investments in unconsolidated entities	84,654	74,224
Right-of-use assets - operating leases	7,255	3,458
Property and equipment, net	7,054	2,919
Earnest money deposits	16,619	23,910
Deferred income tax assets, net	15,306	16,448
Intangible assets, net	367	452
Goodwill	680	680
Other assets	27,583	12,346
Total assets	$1,902,832	$1,655,675
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$54,321	$51,804
Accrued expenses	96,457	91,281
Customer and builder deposits	43,148	29,112
Lease liabilities - operating leases	7,898	3,582
Borrowings on lines of credit, net	(2,328)	17,395
Senior unsecured notes, net	336,207	335,825
Notes payable	12,981	14,622
Total liabilities	548,684	543,621
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	36,135	29,239
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	47,603	47,696
Common stock, $0.01 par value: 100,000,000 shares authorized; 45,005,175 issued and outstanding as of December 31, 2023 and 46,032,930 issued and outstanding as of December 31, 2022, respectively	450	460
Additional paid-in capital	255,614	259,410
Retained earnings	997,037	754,341
Total Green Brick Partners, Inc. stockholders’ equity	1,300,704	1,061,907
Noncontrolling interests	17,309	20,908
Total equity	1,318,013	1,082,815
Total liabilities and equity	$1,902,832	$1,655,675

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	Change	%	2023	2022	Change	%
Home closings revenue	$448,395	$428,582	$19,813	4.6%	$1,767,788	$1,696,911	$70,877	4.2%
Mechanic’s lien contracts revenue	130	1,444	(1,314)	(91.0)%	1,467	7,040	(5,573)	(79.2)%
Residential units revenue	$448,525	$430,026	$18,499	4.3%	$1,769,255	$1,703,951	$65,304	3.8%
New homes delivered	825	727	98	13.5%	3,123	2,916	207	7.1%
Average sales price of homes delivered	$543.5	$589.5	$(46.0)	(7.8)%	$566.1	$581.9	$(15.8)	(2.7)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	Change	%	2023	2022	Change	%
Lots revenue	$1,857	$1,063	$794	74.7%	$7,426	$19,090	$(11,664)	(61.1)%
Land revenue	—	—	—	0.0%	1,029	34,752	(33,723)	(97.0)%
Land and lots revenue	$1,857	$1,063	$794	74.7%	$8,455	$53,842	$(45,387)	(84.3)%
Lots closed	18	14	4	28.6%	73	288	(215)	(74.7)%
Average sales price of lots closed	$103.2	$75.9	$27.3	36.0%	$101.7	$66.3	$35.4	53.4%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	Change	%	2023	2022	Change	%
Net new home orders	679	423	256	60.5%	3,356	1,973	1,383	70.1%
Revenue from net new home orders	$381,044	$247,818	$133,226	53.8%	$1,953,903	$1,210,315	$743,588	61.4%
Average selling price of net new home orders	$561.2	$585.9	$(24.7)	(4.2)%	$582.2	$613.4	$(31.2)	(5.1)%
Cancellation rate	7.2%	20.3%	(13.1)%	(64.5)%	6.6%	13.8%	(7.2)%	(52.2)%
Absorption rate per average active selling community per quarter	7.6	5.5	2.1	38.2%	9.9	6.5	3.4	52.3%
Average active selling communities	89	77	12	15.6%	85	76	9	11.8%
Active selling communities at end of period	91	80	11	13.8%
Backlog	$555,200	$369,095	$186,105	50.4%
Backlog units	770	537	233	43.4%
Average sales price of backlog	$721.0	$687.3	$33.7	4.9%

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	December 31, 2023			December 31, 2022
	Central	Southeast	Total	Central	Southeast	Total
Lots owned
Finished lots	4,014	964	4,978	1,901	998	2,899
Lots in communities under development	9,122	1,335	10,457	10,309	1,698	12,007
Land held for future development(1)	8,366	—	8,366	6,575	—	6,575
Total lots owned	21,502	2,299	23,801	18,785	2,696	21,481

Lots controlled
Lots under option contracts	1,169	—	1,169	2,212	6	2,218
Land under option for future development	1,710	460	2,170	110	18	128
Lots under option through unconsolidated development joint ventures	1,210	331	1,541	1,289	411	1,700
Total lots controlled	4,089	791	4,880	3,611	435	4,046
Total lots owned and controlled (2)	25,591	3,090	28,681	22,396	3,131	25,527
Percentage of lots owned	84.0%	74.4%	83.0%	83.9%	86.1%	84.2%

(1) Land held for future development consists of raw land parcels where development activities have been postponed due to market conditions or other factors.
(2) Total lots excludes lots with homes under construction.

The following table presents additional information on the lots we owned as of December 31, 2023 and December 31, 2022.

	December 31, 2023	December 31, 2022
Total lots owned(1)	23,801	21,481
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	2,170	128
Lots under option through unconsolidated development joint ventures	1,541	1,700
Total lots self-developed	27,512	23,309
Self-developed lots as a percentage of total lots owned and controlled(1)	95.9%	91.3%

(1) Total lots owned includes finished lot purchases, which were less than 3.2% of total lots self-developed as of December 31, 2023.

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and twelve months ended December 31, 2023 and 2022 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Residential units revenue	$448,525	$430,026	$1,769,255	$1,703,951
Less: Mechanic’s lien contracts revenue	(130)	(1,444)	(1,467)	(7,040)
Home closings revenue	$448,395	$428,582	$1,767,788	$1,696,911
Homebuilding gross margin	$141,010	$112,189	$545,654	$506,129
Homebuilding gross margin percentage	31.4%	26.2%	30.9%	29.8%

Homebuilding gross margin	141,010	112,189	545,654	506,129
Add back: Capitalized interest charged to cost of revenues	2,740	3,141	13,196	13,444
Add back: Land impairment charge	$—	$6,020	$—	$6,020
Adjusted homebuilding gross margin	$143,750	$121,350	$558,850	$525,593
Adjusted homebuilding gross margin percentage	32.1%	28.3%	31.6%	31.0%

Net debt to total capitalization is calculated as the total debt less cash and cash equivalents, divided by the sum of total Green Brick Partners, Inc. stockholders’ equity and total debt less cash and cash equivalents. The closest GAAP financial measure to the net debt to total capitalization ratio is the debt to total capitalization ratio. The following table represents a reconciliation of the net debt to total capitalization ratio as of December 31, 2023:

	Gross	Cash and cash equivalents	Net
Total debt, net of debt issuance costs	$346,860	$(179,756)	$167,104
Total Green Brick Partners, Inc. stockholders’ equity	1,300,704	—	1,300,704
Total capitalization	$1,647,564	$(179,756)	$1,467,808

Debt to total capitalization ratio	21.1%	—%	—%
Net debt to total capitalization ratio	—%	—%	11.4%

About Green Brick Partners, Inc.
Green Brick Partners, Inc (NYSE: GRBK), the third largest homebuilder in Dallas-Fort Worth, is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also retains interests in related financial services platforms, including Green Brick Title and BHome Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit greenbrickpartners.com/brands-services/

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release and in our earnings call include statements regarding (i) our position to succeed in the current environment, including our ability to maintain industry-leading performance and margins; (ii) our strategies to capitalize on market opportunities, including our advantages to do so and the impact to our results; (iii) our expectations regarding trends in our markets, such as demographic trends and demand for single-family homes; (iv) our beliefs regarding returns on capital and position amongst market peers; (v) the use of proceeds for investments and potential opportunities, including expectations for performance in markets we invest in; (vi) our priorities and strategies for growth, the drivers of that growth, and the impact on our future results, including in the Austin market expansion of our Trophy brand, and potential new, related business; (vii) our expectations for our expansion into the Houston market, including the opportunities and positioning of our Trophy brand for growth and ability to capitalize on such opportunities; (viii) our capital resources and flexibility to capitalize on market opportunities and the impact on our financial and operational performance; (ix) the advantages of our lot and land strategies and locations, including the benefits to our returns, margins and ability to scale; (x) our expectations for our investments in land, lots and development in 2024, and the impact on our growth; (xi) our beliefs regarding our infill and infill-adjacent locations, including competition and the impact to our results; (xii) our expectations for growth of our Trophy brand and the drivers of that growth; (xiii) our beliefs that we operate in the most advantageous markets in the U.S.; (xiv) our beliefs regarding our financial and operational strengths and the benefits to returns on equity; and (xv) our beliefs regarding our position and ability to scale, including our ability to manage costs and cycle times.
These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) changes in macroeconomic conditions, including increased interest rates and inflation that could adversely impact demand for new homes or the ability of potential buyers to qualify; (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) a shortage of qualified labor; (5) an inability to acquire land in our current and new markets at anticipated prices or difficulty in obtaining land-use entitlements; (6) our inability to successfully execute our strategies, including an inability to grow our operations or expand our Trophy brand; (7) our inability to implement new strategic investments; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks in the industries or markets we operate in; (10) a lack of availability or volatility of mortgage financing for homebuyers; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets, and (15) changes in accounting standards that adversely affect our reported earnings or financial condition. Green Brick assumes no obligation to update any forward-looking statements, which speak only as of the date they are made. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Benting Hu
Vice President of Finance
469-573-6755
IR@greenbrickpartners.com